          THE DATE OF THIS FREE WRITING PROSPECTUS IS July 19, 2007

          STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

               The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141638) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
          www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing
          CMBSREQ@lehman.com.

LBCMT 07-C3

Settlement           07/26/07
Dated Date           07/11/07
1st Payment          08/15/07
                                                         Interest
                                     Coupon              Accrual       Rated                Initial                         %
          S&P   Moody's              Type                Basis         Final       Sub %    Coupon             Size     of Deal
-------------------------------------------------------------------------------------------------------------------------------

A1        AAA   Aaa   Public         Fixed               30/360        Jul-44      30.000%  5.71000          8,000,000    0.2%
A2        AAA   Aaa   Public         Fixed (NWAC Cap)    30/360        Jul-44      30.000%  5.84000         320,000,000   9.9%
A2FL      AAA   Aaa   Private/144A   Floating            Actual/360    Jul-44      30.000%   L+18           110,000,000   3.4%
A3        AAA   Aaa   Public         NWAC - 0.01%        30/360        Jul-44      30.000%  6.12388          71,000,000   2.2%
AAB       AAA   Aaa   Public         NWAC - 0.04%        30/360        Jul-44      30.000%  6.09388          21,700,000   0.7%
A4        AAA   Aaa   Public         NWAC                30/360        Jul-44      30.000%  6.13388         568,338,000  17.6%
A4B       AAA   Aaa   Public         Fixed               30/360        Jul-44      30.000%  5.51700         100,000,000   3.1%
A4FL      AAA   Aaa   Private/144A   Floating            Actual/360    Jul-44      30.000%   L+25           170,000,000   5.3%
A1A       AAA   Aaa   Public         NWAC - 0.05%        30/360        Jul-44      30.000%  6.08888         894,617,000  27.7%
AM        AAA   Aaa   Public         NWAC                30/360        Jul-44      20.000%  6.13388         203,379,000   6.3%
AMB       AAA   Aaa   Public         Fixed               30/360        Jul-44      20.000%  5.18900         100,000,000   3.1%
AMFL      AAA   Aaa   Private/144A   Floating            Actual/360    Jul-44      20.000%   L+28            20,000,000   0.6%
AJ        AAA   Aaa   Public         NWAC                30/360        Jul-44      11.750%  6.13388         103,789,000   3.2%
AJFL      AAA   Aaa   Private/144A   Floating            Actual/360    Jul-44      11.750%   L+35           163,000,000   5.0%
B         AA+   Aa1   Public         NWAC                30/360        Jul-44      10.750%  6.13388          32,338,000   1.0%
C         AA    Aa2   Public         NWAC                30/360        Jul-44       9.750%  6.13388          32,338,000   1.0%
D         AA-   Aa3   Public         NWAC                30/360        Jul-44       8.875%  6.13388          28,295,000   0.9%
E         A+    A1    Public         NWAC                30/360        Jul-44       8.125%  6.13388          24,254,000   0.8%
F         A     A2    Public         NWAC                30/360        Jul-44       7.250%  6.13388          28,296,000   0.9%
X         AAA   Aaa   Public         Variable IO         30/360        Jul-44          N/A  0.11966       3,233,794,172
G         A-    A3    Private/144A   NWAC                30/360        Jul-44       6.000%  6.13388          40,422,000   1.2%
H         BBB+  Baa1  Private/144A   NWAC                30/360        Jul-44       4.875%  6.13388          36,380,000   1.1%
J         BBB   Baa2  Private/144A   NWAC                30/360        Jul-44       4.000%  6.13388          28,296,000   0.9%
K         BBB-  Baa3  Private/144A   NWAC                30/360        Jul-44       3.000%  6.13388          32,338,000   1.0%
L         BB+   Ba1   Private/144A   Fixed (NWAC Cap)    30/360        Jul-44       2.375%  5.52400          20,211,000   0.6%
M         BB    Ba2   Private/144A   Fixed (NWAC Cap)    30/360        Jul-44       2.000%  5.52400          12,127,000   0.4%
N         BB-   Ba3   Private/144A   Fixed (NWAC Cap)    30/360        Jul-44       1.875%  5.52400           4,042,000   0.1%
P         B+    B1    Private/144A   Fixed (NWAC Cap)    30/360        Jul-44       1.625%  5.52400           8,085,000   0.3%
Q         B     B2    Private/144A   Fixed (NWAC Cap)    30/360        Jul-44       1.375%  5.52400           8,084,000   0.2%
S         B-    B3    Private/144A   Fixed (NWAC Cap)    30/360        Jul-44       1.125%  5.52400           8,084,000   0.2%
T         NR    NR    Private/144A   Fixed (NWAC Cap)    30/360        Jul-44          N/A  5.52400          36,381,172   1.1%

            Window        Avg Life          Price       Yield          Accrued Int
----------------------------------------------------------------------------------

A1         08/07-03/12     3.40         100.46541       5.60096          19,033
A2         03/12-06/12     4.84         100.36444       5.80724         778,667
A2FL       03/12-06/12     4.84         100.00000       5.80724             -
A3         04/14-06/14     6.80         100.49162       5.98274         181,165
AAB        06/12-04/17     7.53         100.37567       5.97895          55,099
A4         04/17-06/17     9.81         100.42021       6.02328       1,452,549
A4B        04/17-06/17     9.81          96.82322       6.01078         229,875
A4FL       04/17-06/17     9.81         100.00000       6.02328             -
A1A        02/10-06/17     7.75         100.48308       5.95668       2,269,673
AM         06/17-06/17     9.89         100.12066       6.06565         519,793
AMB        06/17-06/17     9.89          94.00941       6.06065         216,208
AMFL       06/17-06/17     9.89         100.00000       6.06565             -
AJ         06/17-06/17     9.89          99.61346       6.13565         265,262
AJFL       06/17-06/17     9.89         100.00000       6.13565             -
B          06/17-06/17     9.89          99.03776       6.21565          82,649
C          06/17-06/17     9.89          98.68008       6.26565          82,649
D          06/17-06/17     9.89          98.11117       6.34565          72,316
E          06/17-06/17     9.89          97.61676       6.41565          61,988
F          06/17-06/17     9.89          96.91592       6.51565          72,318
X          08/07-07/22     8.58           0.57436       8.87687         161,225
G          06/17-07/17     9.92          96.20963       6.61655         103,310
H          07/17-07/17     9.97          90.69609       7.43810          92,979
J          07/17-07/17     9.97          87.54231       7.93810          72,318
K          07/17-07/17     9.97          83.07093       8.68810          82,649
L          07/17-07/17     9.97          81.56759       8.37341          46,519
M          07/17-07/17     9.97          79.29279       8.77341          27,912
N          07/17-07/17     9.97          69.06871      10.77341           9,303
P          07/17-08/17    10.00          63.90692      11.92395          18,609
Q          08/17-05/22    11.78          56.94917      12.93271          18,607
S          05/22-07/22    14.88          48.65120      13.94790          18,607
T          07/22-07/22    14.97          27.95806      23.00000          83,737

          THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE
          INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE
          INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE
          TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN
          OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER
          THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL
          OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES
          TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH
          AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING PROSPECTUS
          WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
          CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
          REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND
          WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET AVAILABILITY AND
          OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF
          THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
          DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR
          YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE
          INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL
          PRICING WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION,
          PRICING OF THE CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE
          INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS A RESULT OF
          VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
          SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK
          AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN
          MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY.
          YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO
          THE ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR
          YOUR PURPOSES.